Exhibit 99.1

NEWS RELEASE

ALLIANCE DATA SELECTED TO PROVIDE NEW BRANDED CREDIT SERVICES FOR
LANDS’ END, HELPING TO ENHANCE CUSTOMER LOYALTY

COLUMBUS, Ohio, October 3, 2019 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its card services business, a premier provider of branded private label, co-brand and commercial card programs, has signed a new multi-year agreement to provide both co-brand and private label credit card services for Lands’ End, a leading uni-channel retailer of casual clothing, accessories and footwear for women, men and children, as well as home products.

The new Lands’ End Visa® co-brand and private label credit cards will allow cardmembers to quickly earn rewards, helping to drive loyalty and engagement with the brand. The program will leverage Alliance Data’s simple online acquisition capabilities, including real-time prescreen and instant credit, which allows cardmembers to use their card immediately upon approval.

“Alliance Data is the ideal partner to build a credit program that rewards our loyal customers,” said Michael Holahan, senior vice president of marketing at Lands’ End. “Alliance Data has a strong track record of reaching customers across multiple channels and employing a sophisticated approach to marketing and loyalty. We believe Alliance Data will further enable our customers to have the kind of simple and seamless experience they have come to expect from Lands’ End.”

“We are so pleased to partner with Lands’ End, whose reputation for consistent quality and outstanding service has established a strong base of loyal customers,” said Deb Decker, senior vice president and chief client officer of Alliance Data’s card services business. “We look forward to adding further value for Lands’ End customers through a credit program that rewards their loyalty no matter when, where or how they shop.”

About Alliance Data’s card services business
Alliance Data’s card services business develops market-leading private label, co-brand, and commercial credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry’s most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data’s card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Columbus, Ohio, Alliance Data consists of businesses that together employ over 10,000 associates at more than 50 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and commercial credit card programs. LoyaltyOne owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers. In July 2019 Alliance Data completed the sale of its Epsilon business to Publicis Groupe. More information about Alliance Data can be found at www.AllianceData.com.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com